Exhibit (10)(dd)
                                                           JA&A Letter Agreement

JA&A SERVICES, LLC
                                4000 Town Center,
                                    Suite 500
                              Southfield, MI 48075




October 3, 2001



Mr. Ronald A. Rittenmeyer
Chairman of the Board of Directors, CEO and President
Safety-Kleen Corp.
1301 Gervais Street
Columbia, SC 29201

Dear Ron:

This letter outlines the  understanding  between JA&A Services,  LLC ("JAS") and
Safety-Kleen Corp. (the "Company") for the engagement of JAS, effective as of June 11, 2000, to provide certain temporary employees to the Company to assist it in its restructuring as described below. Generally, the engagement of JAS, including any JAS employee s who serve in Executive Officer [fn 1] positions, shall be under the approval of the Board of Directors of the Company and the direct supervision of you or your delegates.

Upon signing this letter, the Company agrees that its engagement with Jay Alix & Associates under letter of March 16, 2000 shall be deemed superceded, effective June 11, 2000, by this engagement and the retainer that is being held by Jay Alix & Associates ("JA&A") shall be transferred to JAS pursuant to the retainer provisions of this agreement.

JAS will provide the individuals set forth on the following Exhibits, herein referred to as temporary employees ("Temporary Employees"), subject to the terms and conditions of this letter, with the titles, pay rates, and other descriptions set forth:

o  Exhibit A--Individuals with Executive Officer positions--full time
o  Exhibit B--Additional Temporary Employees--full time
o  Exhibit C--Additional Temporary Employees--part time
o Exhibit D--Additional Temporary Employees--(1) no longer working on engagement, or (2) who billed less than 20 cumulative hours as of August 31, 2001.

-----------------------
1 Executive Officers for the purposes of this letter agreement is as defined in the Protocol for Engagements of Jay Alix & Associates and Affiliates (the "Protocol") as filed with the Delaware Bankruptcy Court. For purposes of the Protocol, Executive Officers shall include but is not necessarily limited to Chief Executive Officer, President, Chief Operating Officer, Treasurer, Chief Financial Officer, Chief Restructuring Officer, Chief Information Officer, and any other Officers having similar roles, power or authority, as well as any other Officers provided for in the Company's bylaws.

Mr. Ronald A. Rittenmeyer
October 3, 2001
Page 2



JAS shall be compensated for its services under this agreement at the rates set forth on the Exhibits. The Temporary Employees identified on Exhibits A and B will devote substantially full-time to the provision of services to the Company under this agreement, unless JAS and the Company agree to modify the terms of this agreement.

We will  keep you  informed  as to our  staffing  and  will  not add  additional
Temporary Employees to the assignment without first consulting with you to obtain your concurrence that additional required resources are not available from another source.

The billing rates will be in effect until December 31, 2001, after which we reserve the right to revise our rates as we review and revise our billing rates each January 1.

In addition to the fees set forth above, the Company shall pay directly or reimburse JAS upon receipt of periodic billings, for all reasonable out-of-pocket expenses incurred in connection with this assignment such as travel, lodging, postage, telephone and facsimile charges. Payment of invoices for expenses will be due upon receipt of the invoices.

We acknowledge that we received a retainer of $150,000 pursuant to the March 16, 2000 engagement letter and that such retainer was subsequently increased, as of June 9, 2000, to $295,547.33, which is net of prepetition fees and expenses incurred. The retainer has been transferred to JAS from JA&A. Any unearned portion of the retainer will be returned to you at the termination of the engagement.

In addition to the monthly fees and expenses, JAS reserves the right to apply to the Bankruptcy Court for a success fee based upon benefit conferred upon the Company's estate by interim employees furnished by JAS.

The parties intend that an independent contractor relationship will be created by this agreement. As an independent contractor, JAS will have complete and exclusive charge of the management and operation of its business and Temporary Employees, including hiring and paying the wages and other compensation of all its Temporary Employees and agents, and paying all bills, expenses and other charges incurred or payable with respect to the operation of its business and Temporary Employees. Of course, as an independent contractor, neither the Temporary Employees nor JAS will be entitled to receive from the Company any vacation pay, sick leave, retirement, pension, or social security benefits, workers' compensation, disability, unemployment insurance benefits, or any other employee benefits. JAS will be responsible for all employment, withholding, income and other taxes incurred in connection with the operation and conduct of its business and Temporary Employees. Temporary Employees will not be considered employees or agents of the Company for any purpose.

Mr. Ronald A. Rittenmeyer
October 3, 2001
Page 3



JAS agrees to keep confidential all information obtained from the Company, and neither JAS nor the Temporary Employees will disclose to any other person or entity, or use for any purpose other than specified herein, any information pertaining to the Company which is either non-public, confidential, or proprietary in nature ("Information") which it obtains or is given access to during the performance of the services provided hereunder. The foregoing is not intended to nor shall be construed as prohibiting JAS or the Temporary Employees from disclosure pursuant to a valid subpoena or court order, but neither JAS nor such Temporary Employees shall encourage, suggest, invite or request, or assist in securing, any such subpoena or court order, and the Temporary Employees shall immediately give notice of any such subpoena or court order by fax transmission to the Company. Furthermore, JAS and the Temporary Employees may make reasonable disclosures of Information to third parties in connection with their performance of their obligations and assignments hereunder except as otherwise directed. In addition, JAS will have the right to disclose to others in the normal course of business their involvement with the Company.

Information includes data, plans, reports, schedules, drawings, accounts, records, calculations, specifications, flow sheets, computer programs, source or object codes, results, models, or any work product relating to the business of the Company, its subsidiaries, distributors, affiliates, vendors, customers, employees, contractors and consultants.

The Company acknowledges that all information (written or oral) generated by the Temporary Employees in connection with their engagement is intended solely for the benefit and use of the Company (limited to its management, including its
Board of Directors) in considering the transactions to which it relates. The Company agrees that no such information shall be used for any other purpose or reproduced, disseminated, quoted or referred to with attribution to JAS at any time in any manner or for any purpose other than accomplishing the tasks referred to herein, without JAS's prior approval (which shall not be unreasonably withheld) except as required by law. This agreement will survive the termination of the engagement.

The Company acknowledges that it is hiring JAS purely to assist the Company and its Board of Directors in the management and restructuring of the Company. This engagement shall not constitute an audit, review or compilation, or any other type of financial statement reporting or consulting engagement that is subject to the rules of the AICPA, the SSCS, or other such state and national professional bodies.

In the event that Temporary Employees become Statutory Officers of the Company, the Company agrees that it will use reasonable efforts to specifically include and cover JAS employees serving as Statutory Officers of the Company under the Company's policy for directors' and officers' insurance. No Temporary Employees were or currently are Statutory Officers of the Company. The obligations of the parties as reflected herein shall survive the termination of the engagement.

Mr. Ronald A. Rittenmeyer
October 3, 2001
Page 4



JAS's engagement to provide Temporary Employees hereunder may be terminated at any time by written notice by one party to the other; provided, however, that notwithstanding such termination JAS will be entitled to any fees and expenses due under the provisions of the agreement. The obligations of the parties as reflected herein shall survive the termination of the engagement.

This letter agreement is governed by and construed in accordance with the laws of the State of Delaware with respect to contracts made and to be performed entirely therein and without regard to choice of law or principles thereof.

If we have any dispute arising between us, including any dispute with respect to this agreement, its interpretation, performance or breach, and are unable to agree on a mutually satisfactory resolution with 30 days, either party may require the matter to be settled by binding arbitration. If such arbitration shall occur, it shall be in the city of New York. We shall attempt for two weeks to agree on a single arbitrator. If that effort shall fail, each party shall appoint one arbitrator. The two arbitrators so chosen shall attempt for two weeks to select a third. If they are unable to agree, the American Arbitration Association in New York City shall choose the third. The arbitration shall occur using the rules and procedures of the American Arbitration Association. The decision of the arbitrator(s) shall be final, binding and non-appealable.
However, JAS agrees that this arbitration provision shall apply only to the extent that the United States Bankruptcy Court, or the United States District Court if the reference is withdrawn, does not retain jurisdiction over a controversy or claim.

We confirm that JAS, its Temporary Employees, and its affiliates [fn 2] do not have any financial interest or business connection with the Company other than as contemplated by this agreement, and we know of no fact or situation that would represent a conflict of interest for us with regard to the Company. While we are not currently aware of any other relationships that connect us to any party in interest, because JAS and its affiliates serve clients on a national basis in numerous cases, both in and out of court, it is possible that JAS or its affiliates may have rendered services to, or have business associations with, other entities which had, or have, relationships with the Company, including creditors of the Company. JAS and affiliates have not, and will not perform services for, or have business connections with, any of these aforementioned entities in this matter involving the Company.

The Company agrees to promptly notify JAS if it extends (or solicits the possible interest in receiving) an offer of employment to an employee of JAS and agrees that it will pay JAS a cash fee, upon hiring, equal to 150% of the aggregate first year's annualized compensation, including any bonus or success fee, to be paid to any person working for the Company on


------------------------
2 JAS is a company that provides temporary employees. Affiliates of JAS include Jay Alix & Associates, a financial advisory and consulting firm, The System Advisory Group, providing information technology services, and the Questor funds, which are private equity funds that invest in special situations and under-performing companies.

Mr. Ronald A. Rittenmeyer
October 3, 2001
Page 5



behalf of JAS that the Company or any of its subsidiaries or affiliates hires at any time up to six (6) months subsequent to the date of the final invoice rendered by JAS with respect to this engagement. This agreement does not prohibit the Company from making general solicitations for employment or from soliciting for employment any individuals who have ceased to be employees or agents of JAS prior to such solicitation.

If any portion of the letter agreement shall be determined to be invalid or unenforceable, we each agree that the remainder shall be valid and enforceable to the maximum extent possible.

All of the above contains the entire understanding of the parties relating to the services to be rendered by JAS and may not be amended or modified in any respect except in writing signed by the parties. JAS will not be responsible for performing any services not specifically described in this letter or in a subsequent writing signed by the parties.

All notices required or permitted to be delivered under this letter agreement shall be sent, if to us, to the address set forth at the head of this letter, to the attention of Mr. Melvin R. Christiansen, and if to you, to the address for you set forth above, to the attention of your General Counsel, or to such other name or address as may be given in writing to the other party. All notices under the agreement shall be sufficient if delivered by facsimile or overnight mail. Any notice shall be deemed to be given only upon actual receipt.

Mr. Ronald A. Rittenmeyer
October 3, 2001
Page 6



If these terms meet with your approval, please sign and return the enclosed copy of this proposal.

We look forward to working with you.

Sincerely yours,

JA&A SERVICES, LLC



James A. Mesterharm
Principal

P/mrc/clients/safetykleen-JAS eng ltr 092401


Acknowledged and Agreed to:


SAFETY-KLEEN CORP.

By:
         ----------------------------------------------

Its:
         ----------------------------------------------

Dated:
         ----------------------------------------------

                                JA&A Services LLC
                                  Employment by
                            Safety Kleen Corp. et al.


                                    Exhibit A
                               Temporary Employees
             Individuals With Executive Officer Positions--Full Time


-----------------------------------------------------------------------------
       Name              Description         Hourly Rate    Hourly Rate
                                                2000           2001
-----------------------------------------------------------------------------

Cohen, Herbert S.   Interim Controller          $400           $430
                    [fn 3]

------------------------------- ---------------------------------------------

McNally, David B.   Interim Chief Information   $400           $430
                    Officer
-----------------------------------------------------------------------------






































-------------------
3 Mr. Cohen held this title in the past and as of October 31, 2001, is no longer providing services to the Company.

                                    Exhibit B
                Additional Temporary Staff Employees - Full time


-----------------------------------------------------------------------------
        Name               Description          Hourly Rate   Hourly Rate
                                                   2000          2001
-----------------------------------------------------------------------------

Braley, Charles N.    Financial Planning            N/A          $220

-----------------------------------------------------------------------------

Cox, Thomas P.        Bankruptcy Reporting,         N/A          $285
                      Cost Reduction Planning
-----------------------------------------------------------------------------

Dischner, John A.     Treasury Manager              N/A          $300

-----------------------------------------------------------------------------
Gluck, Robert J.      Manager of Accounts          $400          $430

                      Receivable and Payable
                      [fn 4]
-----------------------------------------------------------------------------

Horvat, Anthony M.    Financial Reporting and      $400          $430
                      Control
-----------------------------------------------------------------------------

Johnsson, Erik G.     Information Systems          $300          $390

-----------------------------------------------------------------------------

Mesterharm, James A.  Assistant to CEO             $400          $500

-----------------------------------------------------------------------------

Rakowski, Robert P.   Buyer Due Diligence, Cost     N/A          $350
                      Reduction Planning
-----------------------------------------------------------------------------

















4 Mr. Gluck had this role after the inception of the case. At the present time, he is not working at the Company.

                                    Exhibit C
                Additional Temporary Staff Employees - Part time


-----------------------------------------------------------------------------
          Name                Description        Hourly Rate  Hourly Rate
                                                     2000         2001
-----------------------------------------------------------------------------

Brown, Marc J.          Lease Analyst, Claims        $265         $285
                        Reconciliation
-----------------------------------------------------------------------------

Dangremond, Robert N.   Restructuring                 $575        $595
                        Executive
                        [fn 5]
-----------------------------------------------------------------------------

Dudney, Louis           Manager of Lease              $400        $400
                        Analysts
-----------------------------------------------------------------------------

Gonzalez, Andrea R.     Lease Analyst, Claims         $220        $250
                        Reconciliation
-----------------------------------------------------------------------------

Moen, Marisa L.         Lease Analyst, Claims          N/A        $220
                        Reconciliation
-----------------------------------------------------------------------------

Szmadzinski, Joseph R.  Information Systems           $530        $595

-----------------------------------------------------------------------------













5 Mr. Dangremond had this role at the inception of the case on a part-time basis. At the present time, his role in the case has been substantially reduced.

                                    Exhibit D
                      Additional Temporary Staff Employees
            (1) No Longer Working on Engagement as of August 31, 2001
         (2) Billed Less Than 20 Cumulative Hours as of August 31, 2001

-----------------------------------------------------------------------------
         Name                 Description        Hourly Rate   Hourly Rate
                                                     2000          2001
-----------------------------------------------------------------------------
(1) Angueira, Marta       Information systems        $375           N/A
-----------------------------------------------------------------------------
(1) Degraf, Michael       Lease analyst              $190           N/A
-----------------------------------------------------------------------------
(1) Montague, Kevin       Lease analyst              $160           N/A
-----------------------------------------------------------------------------
(2) DuHalde, Edward       Administration             $130          $130
-----------------------------------------------------------------------------
(2) Ebner, Michelle       Administration             $130          $130
-----------------------------------------------------------------------------
(2) Koch, Albert          Restructuring              $575          $575
-----------------------------------------------------------------------------
(1) Nelson, Matthew       Lease analyst              $190           N/A
-----------------------------------------------------------------------------
(2) Swift, Mari           Lease analyst               N/A          $220
-----------------------------------------------------------------------------
(1) Stallkamp, Tim        Lease analyst              $215          $215
-----------------------------------------------------------------------------
(2) Yerian, Jared         Lease analyst               N/A          $300
-----------------------------------------------------------------------------